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                            ALEXANDER H. WALKER, JR.
                                 Attorney at Law
                                American Plaza II
                          57 West 200 South, Suite 400
                           Salt Lake City, Utah 84101
                                  (801)521-3292
                              (801) 521-3301 (Fax)




                                                     October 31, 1997



Harvard Scientific Corp.
100 No. Arlington
Suite 23P
Reno, Nevada  89501

Gentlemen:

                  I have acted as General Counsel on behalf of Harvard Scientific Corp. ("Harvard"), a Nevada corporation, in connection with the Financial Public Relations Agreement ("Agreement") dated September 18, 1997 between Harvard and I.W. Miller & Co., Inc., pursuant to which as consideration, among other things, 400,000 shares ("Miller Shares") of the Common Stock ("Common Stock") of Harvard are issuable. You have requested my opinion concerning the Miller Shares in connection with a Registration Statement on Form S-8 ("Registration Statement") for the registration of the Miller Shares.

                  As General Counsel for the corporation in this regard, I have reviewed the various corporate proceedings taken by Harvard in connection with the authorization of the Agreement and the authorization of the issuance of the Miller Shares in connection therewith, and I have examined originals, or copies certified to my satisfaction, of such corporate records of Harvard and other instruments and documents as I have deemed necessary as the basis for the opinion hereinafter expressed.

                  On the basis of the foregoing, I am of the opinion that the Miller Shares will be legally and validly issued upon their issuance pursuant to the Agreement in accordance with its terms.
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HARVARD SCIENTIFIC CORP.
OCTOBER 31, 1997
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                  I consent to the filing of this opinion as an exhibit to the
Registration Statement. I also consent to the reference made to me, if any, under the caption "Legal Opinions" in the prospectus contained in the Registration Statement.

                                                     Very truly yours,

                                                     /Alexander H. Walker, Jr./